Exhibit 99.1

NEIL REITHINGER

10531 E. Charter Oak Drive

Scottsdale, AZ 85259

(602) 999-5260

nreithinger@gmail.com

January 7, 2010

Mr. Eric Skae, Chairman

New Leaf Brands, Inc.

9380 E. Bahia Drive, Suite A-201

Scottsdale, AZ 85260

To the Chairman and Board of Directors of New Leaf Brands, Inc.:

Please accept this as my letter of resignation from my positions as Chief Financial Officer and Chief Operating Officer of New Leaf Brands, Inc. (the “Company”), effective January 7, 2010. As the Company transitions its operations from Arizona to New York, I am staying in Arizona to remain close to my family and pursue other opportunities. Concurrent with my resignation from my executive officer positions, I am also resigning as a member of the Board of Directors. I will use the 90-day notice provision within my employment agreement to assist the Company in a non-executive employment capacity in all manners necessary.

I have appreciated being an integral part of the Company over the years. In addition, I feel honored to have worked with so many dedicated, supportive and talented employees along the way. If the Company needs my assistance in any manner in the future, I will remain available.

Respectfully,

/s/ NEIL REITHINGER
Neil Reithinger